Exhibit 10.1

Unofficial English Translation of
Intangible Assets Transfer Agreement

Party A: Shandong Daxin Microbiology Pharmaceutical Industry Co., Ltd.
Party B: Yantai Bohai Pharmaceutical Group Co., Ltd
________________________________________________________________
Whereas, based on thorough negotiations between Party A and Party B, Party A (Shandong Daxin Microbiology Pharmaceutical Industry Co., Ltd) agrees to transfer all of its rights and title in and to fourteen (14) Drug Approval Numbers (the “DANs”) for fourteen (14) medicines that were previously issued by Shandong Drug Administration to Party B (Yantai Bohai Pharmaceutical Group Co., Ltd).  Both Parties hereby make the following agreements:

1. Party A (Shandong Daxin Microbiology Pharmaceutical Industry.Co, Ltd.) shall be responsible for completing all the necessary legal and administrative procedures involving Shandong Branch of the State Food and Drug Administration (the “SFDA”) for the transfer (the “Transfer”) of the DANs by Party A to Party B.  Party A shall pay for all necessary expenses related to the aforementioned administrative or legal procedures in connection with the Transfer. As of the day of the signing of this Agreement, Shang Dong SFDA has approved the Transfer.

2. A list of the DANs is annexed hereto as Exhibit A. Party A hereby assigns, transfers and conveys its entire right, title and interest in the DANs to Party B in consideration of the purchase price set forth herein.

3. Party A and Party B agree that the purchase price for the DANs shall be RMB 48,000,000.  Both parties also agree that the payment of RMB 20,000,000 shall be made within fifteen days (15) after this Agreement is executed by both parties.  The remaining balance shall be paid by January 31, 2011.

4. Party A represents and warrants to, and agrees with, Party B that:

a. It has full right, power and authority to enter into this Agreement and that this Agreement, when delivered, shall constitute a legal, valid and binding obligation of Party A, enforceable in accordance with its terms.

b. All the consents and approvals of any third party (including the SDA) which are required in connection with the execution of this Agreement or the performance by Party A of its obligations under this Agreement have been obtained by Party A.

c. Party A is not aware of any threatened, or pending dispute or challenge that would interfere with the Transfer or the general purpose and intent of this Agreement.

d. The entry into and performance of this Agreement by Party A does not breach or conflict with any other agreement to which Party A or any of its affiliates is a party nor, to Assignor’s knowledge, will it give rise to a claim of breach or right of rescission, termination, revision, or amendment, under any other contract, arrangement or understanding to which Party A or any of his affiliates is a party.

e. Party A has sole, exclusive, valid and unencumbered title and rights to the DANs and has not granted any license or made any other conveyance or license of rights in the DANs or any related medicines to any third parties.

5. Party A agrees that, when requested, it will, without charge to Party B, sign all papers, take all rightful oaths, and do all acts which may be necessary, desirable or convenient for securing and maintaining the rights and assets subject to the Transfer and for vesting title thereto in Party B, its successors, assigns or nominees, or which may be necessary to exploit or defend Party B’s rights in such rights and assets.

6. Both Parties shall try to resolve any dispute arising from this Agreement through negotiations between themselves. Any lawsuit arising from this Agreement shall be adjudicated by the People's Courts in China.

7. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

Party A: Shandong Daxin Microbiology Pharmaceutical Industry.Co,.Ltd

                      By:  /s/ Lijun Tian
[Corporate Stamp]
Title: Legal Representative
Date: December 9, 2010

Party B: Yantai Bohai Pharmaceutical Group Co., Ltd

                      By:  /s/ Hongwei Qu
[Corporate Stamp]
Title: Legal Representative
Date: December 9, 2010

Exhibit A

List of DANs

Number	Name of the Medicines	DANs
1	Yinqiao Detoxification Pellet	Z37020715
2	Tianwang heart nourishing Pellet	Z37020714
3	Tongxuan lung Pellet	Z37020717
4	Ruyi Jinhuang Powder	Z37020709
5	Xiaohuoluo Pellet	Z37020711
6	Dieda Pellet	Z37020723
7	Qipi Pellet	Z37020685
8	Ginseng Guipi Pellet	Z37020716
9	Spleen Pellet	Z37020712
10	Jiufen Powder	Z37020683
11	Wu Zi Yan Zong Pellet	Z37020707
12	Qingwen Detoxification Pellet	Z37020708
13	Wuhu Powder	Z37020710
14	Hawthorn Pellet	Z37020713